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                                                              EXHIBIT 10.28



                THE 1995 STOCK OPTION PLAN OF
                    IMPRINT RECORDS, INC.

              INCENTIVE STOCK OPTION AGREEMENT


         THIS INCENTIVE STOCK OPTION AGREEMENT (the "Agreement"), made as of this 30th day of July, 1996, by and between IMPRINT RECORDS, INC. (formerly known as Veritas Music Entertainment, Inc.) (the "Company"), a Tennessee corporation with its principal executive office at Cummins Station, 209 10th Avenue South, Suite 500, Nashville, Tennessee 37203, and ANNE WEAVER, an employee of the Company or one of its subsidiaries (a "Subsidiary"), residing at 2640 Somerset Drive, Nashville, Tennessee 37217 (the "Optionee"):

                    W I T N E S S E T H:

         WHEREAS, the Optionee is an employee of the Company or a Subsidiary, which Subsidiary is a "subsidiary corporation" of the Company, within the meaning of Section 424(f) of the Internal Revenue Code of 1986, as amended (the "Code"); and

         WHEREAS, the Company has determined to grant stock options to attract and retain the best available talent and to encourage the highest level of performance, all in accordance with the 1995 Stock Option Plan of Imprint Records, Inc. (the "Plan");

         NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants herein contained and other good and valuable consideration, the parties hereto hereby agree as follows:

         1. Subject to the terms and conditions of the Plan and this Agreement, the Company hereby grants to the Optionee the right (the "Option") to purchase all or any part of an aggregate of twenty-five thousand (25,000) shares of common stock of the Company, no par value ("Common Stock").

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         2.   This Option shall become exercisable (i) as to 33-1/3% of the shares subject to the Option on July 29, 1997, (ii) as to an additional 33-1/3% of the shares subject to the Option on July 29, 1998, and (iii) as to an additional 33-1/3% of the shares subject to the Option on July 29, 1999. Any unvested portion of this Option shall terminate at such time as the Optionee ceases to be an officer or employee of the Company or any Subsidiary.

         3. The price of each share purchased pursuant to this Option shall be one dollar thirty-eight cents ($1.38).

         4. (a) The Optionee may exercise the Option with respect to all or any part of the shares then exercisable; provided, however, that no Option may be exercised as to fewer than 100 shares unless it is then exercised as to all of the shares then purchasable hereunder. The Optionee shall exercise the Option by giving the Company written notice, in a form prescribed by the Company. Such notice shall specify the number of shares of Common Stock to be purchased and shall be accompanied by payment, in cash or certified check or by official bank check, of an amount equal to the option price of such shares multiplied by the number of shares as to which the Option is being exercised; provided, however, that the purchase price may be paid, in whole or in part, (i) by surrender or delivery to the Company of Common Stock having a fair market value on the date of exercise equal to the portion of the purchase price being so paid or (ii) by delivery to the Company of other property acceptable to the committee established pursuant to the Plan to administer the Plan (the "Committee") having a fair market value on the date of exercise equal to the portion of the purchase price being so paid.

              (b) The Committee may, but shall not be required to, cause the Company to give or arrange for financing to enable the Optionee to exercise the Option and/or pay taxes incurred in connection with such exercise, in accordance with the terms of the Plan.

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              (c)  Subject to the prior approval of the Committee, the Optionee may exercise the Option through a "cashless exercise" procedure involving a broker or dealer selected or approved by the Committee, provided that the Optionee has delivered an irrevocable notice of exercise (the "NOTICE") to the broker or dealer and such broker or dealer agrees: (A) to exercise the Option for the number of shares of Common Stock specified in the Notice and to sell immediately such shares so acquired in the ordinary course of its business,
(B) to pay promptly to the Company the aggregate exercise price (plus the amount necessary to satisfy any applicable tax liability) and (C) to pay to the Optionee the balance of the proceeds of the sale of such shares over the amount determined under clause (B) of this sentence, less applicable commissions and fees.

         5. As soon as practicable after receipt of the notice and payment referred to in paragraph 4 above, the Company shall deliver to the Optionee a certificate or certificates for such shares; provided, however, that the time of such delivery may be postponed by the Company for such period of time as the Company may require for compliance with any law, rule or regulation applicable to the issuance or transfer of shares. If the Optionee fails for any reason to accept delivery of all or any part of the number of shares specified in such notice upon tender of delivery thereof, the Optionee's right to purchase such undelivered shares may be terminated by the Company by notice to the Optionee and refund to the Optionee of the Optionee's payment.

         6. Prior to or concurrently with delivery by the Company to the Optionee of a certificate(s) representing such shares, the Optionee shall upon notification of the amount due, pay promptly, in cash, any amount necessary to satisfy any applicable tax withholding requirement; provided, however, that the Optionee shall be permitted to satisfy any tax withholding requirement in connection with the exercise of the Option by directing the Company to withhold from the number of shares of Common Stock to be delivered to the Optionee upon exercise of the Option that number of shares which the Company determines to

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be sufficient to satisfy the tax withholding required in connection with such exercise.

         7. The Option and all rights of the Optionee to purchase shares of Common Stock hereunder shall terminate on July 29, 2006 (the "Expiration Date"); provided, however, that except as provided in paragraph 8, the Option may not be exercised unless the Optionee has remained an employee of the Company continuously from the date hereof.

         8. (a) In the event that the Optionee ceases to be an employee of the Company other than by reason of death or permanent and total disability (as defined in the Plan), the Option may be exercised (to the extent that the Optionee is otherwise entitled to exercise such Option on or before the date of termination of such employment or expiration of the employment term) at any time within three months after such termination or expiration of the employment term, but not later than the Expiration Date; provided, however, that if Optionee's employment with the Company shall be terminated (as distinguished from expiration of the employment term) either (A) by the Company (or the Subsidiary employing the Optionee) for cause (as defined in the Plan) or (B) voluntarily by the Optionee and without the consent of the Company (or the Subsidiary employing the Optionee) (which consent shall be presumed in the case of retirement on or after attainment of age 65), the Option shall, to the extent not theretofore exercised, forthwith terminate.

              (b) If the Optionee shall die or become permanently and totally disabled (as defined in the Plan) while the Optionee is employed by the Company or within three months after the termination or expiration of the employment term of his or her employment (other than termination by the Company for cause (as defined in the Plan) or voluntarily on the part of the Optionee and without the consent of the Company), the Option may be exercised as set forth herein by the guardian or legal representative of the Optionee, or by the Optionee (to the extent that the Option is vested at the time of termination), at any time within one year after the earlier of the death or

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commencement of permanent and total disability of the Optionee, but in all events may not be exercised later than the Expiration Date.

         9. Any notice to the Company provided for in the Option shall be addressed to the Company in care of its Secretary, at the address set forth above and any notice to the Optionee shall be addressed to the Optionee's address now on file with the Company, or to such other address as either may last have designated to the other by notice as provided herein. Any notice so addressed shall be deemed to be given on the third business day after mailing, by registered or certified mail, return receipt requested, at a post office or branch office within the United States.

         10. As used herein, employment with the Company shall include employment with the Company and/or a Subsidiary. A leave of absence or an interruption in service (including an interruption during military service) authorized by the Company, or the Subsidiary employing the Optionee, as the case may be, shall not be deemed an interruption of employment.

         11. The number of shares of Common Stock subject to the Option and the price per share thereof shall be subject to adjustment, as set forth in the Plan. The Company shall not be required to adjust the number of shares of Common Stock subject to the Option or the price per share thereof for any reason not specifically enumerated in the Plan.

         12. The Optionee shall have no rights as a stockholder with respect to shares of Common Stock subject to the Option until payment for such shares shall have been made in full and until the date of the issuance of stock certificates for such shares.

         13. Nothing herein contained shall restrict in any way such rights that the Company or a Subsidiary may have to terminate the Optionee's employment at any time, with or without cause.

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         14.  The Option has been granted pursuant to the Plan.  This Agreement is in all respects subject to the terms and conditions of said Plan.

         15. The Option is not transferable, other than by will or the laws of descent and distribution, and may be exercised, during the lifetime of the Optionee only by the Optionee, or the Optionee's guardian or legal representative. The term "Optionee" shall include any person having rights to exercise the Option under the Plan.

         16. It is intended that this Option shall constitute an incentive stock option for purposes of Code Section 422 and shall be construed in a manner consistent therewith.

         17. The Optionee agrees to notify the Company upon the Optionee's sale or other disposition of any shares issued to him upon exercise of the Option before the expiration of two years after the Option was granted and one year after the Option is exercised (a "Premature Disposition"), stating the date and manner of such Premature Disposition. The Optionee agrees to pay the Company, or that the Company shall be entitled to withhold from any amount due the Optionee from the Company, amounts required by law to be withheld on account of such Premature Disposition.

         18. In the event that any question or controversy shall arise with respect to the nature, scope or extent of any one or more rights conferred by the Option, or any provision of this Agreement, the determination by the Committee made in good faith and in accordance with applicable law of the rights of the Optionee shall be conclusive, final and binding upon the Optionee and upon any other person who shall assert any right pursuant to this Option.

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         IN WITNESS WHEREOF, the Company and the Optionee have entered into this Agreement as of the day and year first above written.

                        IMPRINT RECORDS, INC.



                        By: _________________________
                             Name:
                             Title:

                        _____________________________
                        Anne Weaver, Optionee



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